SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is made and entered into on this 24th day of April, 2017, by and among Navesink River Capital, LLC (hereinafter Navesink), and Adam 2, L.L.C. (hereinafter “Adam”), collectively referred to as the “Owners,” who are the owners of certain notes (the “Notes”) of Phoenix Worldwide Holdings, Inc. (“Phoenix”); Phoenix, and Nano Mobile Healthcare, Inc. f/k/a Vantage mHealthcare Inc., with its principal office at 3 Columbus Circle, 15th Floor, New York, NY 10019 (hereinafter referred to as “NANO”).

WHEREAS, on November 20, 2015, Phoenix executed in favor of Adam a promissory note in the amount of $200,000 (the “$200,000 Adam Note”).

WHEREAS, on August 3, 2015, Phoenix executed in favor of Adam a second promissory note in the amount of $50,000 (the “$50,000 Adam Note”).

WHEREAS, on August 5, 2015, Phoenix executed in favor of Navesink, a third promissory note in the amount of $25,000 (the “Navesink Note”). The Navesink Note, together with the $50,000 Adam Note and the $200,000 Adam Note are collectively referred to as the “Notes”.

WHEREAS, there is a dispute between Phoenix and the Owners with respect to the Notes.

WHEREAS, on or about November 22, 2016, the Owners filed a Complaint in the Superior Court of New Jersey (the “Complaint”), seeking judgment against Phoenix and related parties.

WHEREAS, in connection with the Notes, NANO has previously executed in favor of Phoenix convertible promissory notes in the aggregate amount of $275,000 (the “Phoenix Notes”).

WHEREAS, to avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, the parties to this Agreement hereby acknowledge that they are voluntarily entering into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the undersigned parties, and the mutual promises herein contained, and to fully and finally resolve the Complaint as of the date of this Agreement, it is agreed as follows:

TERMS AND CONDITIONS

1.	In settlement of the claims associated with the Complaint, NANO shall pay on behalf of Phoenix to the Owners (or their designees), the sum of $275,000 (the “Settlement Amount”) which amount shall reduce the amounts that Phoenix owes to the Owners pursuant to the terms of the Notes. Additionally, the Settlement Amount shall be reduced by any amounts that Phoenix may pay directly to the Owners with respect to the Notes on or after the date hereof. All amounts being paid hereunder are being made to the Owners on behalf of Phoenix. The Settlement Amount shall be payable as follows:

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(a)	Six (6) equal installments, each in the amount of US $7,500, beginning on May 1, 2017 and thereafter on the first day of each calendar month (or the next business day thereafter if such first day of a calendar month is not a business day) beginning on June 1, 2017, by wire transfer of immediately available funds to an account designated by the Owners; and then,
(b)	Six (6) equal installments, each in the amount of US $10,000, beginning on November 1, 2017 and thereafter on the first day of each calendar month (or the next business day thereafter if such first day of a calendar month is not a business day), by wire transfer of immediately available funds to an account designated by the Owners; and then,
(c)	A final balloon payment of US $170,000 on or before May 1, 2018, by wire transfer of immediately available funds to an account designated by the Owners.
2.	The Owners shall file a stipulation and order of dismissal of the Complaint without prejudice with the Superior Court, upon receipt of a fully executed counterpart of this Agreement and receipt of the first installment payment identified in Paragraph 1(a) above.
3.	All Parties hereto acknowledge and agree that any and all of NANO’s payments hereunder are being made solely for purposes of reducing the outstanding balance of the Phoenix Note and for facilitating the repayment of the Notes by Phoenix to the Owners.
4.	Phoenix and the Owners agree that all payments made hereunder shall reduce the outstanding principal balance of the Notes on a dollar for dollar basis and upon payment of the entire Settlement Amount the Notes shall be retired in full.
5.	Time is of the essence as to all payments required under this Agreement. In the event that NANO fails to pay any amount due within ten (10) days after the required date of payment, NANO shall be in default of its payment obligations (“Default”). In the event of Default, the Owner or Owners will provide written notice of the Default (“Notice of Default”) by email to NANO, and NANO shall have an opportunity to cure the Default within five (5) days from the date the Notice of Default is sent (“Cure Period”). Notice of Default will be delivered to the President of NANO, and to the email address: jpeters@vantagehealthinc.com, with a copy to NANO’s counsel, Jody R. Samuels, Esq. at Jsamuels@jrsconsultingco.com. If NANO fails to cure the Default within the Cure Period as described in this Paragraph, the Complaint shall be immediately reinstated and the Owners reserve all claims against Phoenix, NANO or any other individuals or entities. After Default and expiration of the Cure Period, the Owner or Owners, may begin collection efforts for the outstanding balance of the Notes in accordance with law and regulations. Forbearance by the Owner or Owners in reinstating the Complaint, seeking a consent judgment, or executing on the judgment shall not constitute a waiver by the Owners of any rights available to them in law or equity. Each payment made hereunder or pursuant to the Notes shall be applied to the Settlement Amount regardless of whether it comes from NANO, Phoenix or a combination of the two entities.

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6.	If after the date hereof, NANO or any of its subsidiaries (collectively, a “NANO Party”), receives investment funds exceeding $250,000 in the aggregate (“Investment Funds”), then in addition to the amounts paid or payable to the Owners under Paragraph 1 of this Agreement, NANO will pay to the Owners fifteen (15%) percent of the Investment Funds (such amount due referred to as the “Additional Payment Amount”), provided the Investment Funds were received or aggregated by NANO or any NANO Party in the form of cash consideration from the sale of its equity or its assets, license royalties, third party debt (other than loans from Nanobeak Inc. to NANO for operational purposes), equity cash financing, or any combination thereof, and regardless of whether Investment Funds were received as part of one or multiple transactions. The Additional Payment Amount shall be paid within five (5) days of receipt of Investment Funds by NANO or any NANO Party. Any Additional Payment Amount made hereunder shall reduce the Settlement Amount then due and owing hereunder and shall not be in addition to the Settlement Amount.
7.	Provided NANO is not in default of the payment terms of this Agreement, subject to the Cure Period, the Owners agree that they will not file a complaint or bring any legal action against NANO or Phoenix.
8.	Upon and subject to the completion of the receipt by Owners of the full Settlement Amount, (i) the Owners on behalf of themselves, their affiliates, attorneys, agents, spouses, officers, directors and associates (the “Owner Released Parties”) forever release and discharge NANO (its successors and permitted assigns), it subsidiaries and their respective officers, directors, associates, attorney, agents, spouses and affiliated parties (collectively, the “NANO Released Parties”) from all claims that the Owner Released Parties have or may have against the NANO Released Parties and (ii) NANO on behalf of itself and the NANO Released Parties forever releases and discharges the Owner Released Parties from all claims that the NANO Released Parties have or may have against the Owner Released Parties.
9.	Upon and subject to the completion of the receipt by Owners of the full Settlement Amount, (i) the Owner Released Parties forever release and discharge Phoenix (its successors and permitted assigns), it subsidiaries and their respective officers, directors, associates, attorneys, agents, spouses and affiliated parties (collectively, the “Phoenix Released Parties”) from all claims that the Owner Released Parties have or may have against the Phoenix Released Parties, and (ii) Phoenix on behalf of itself and the Phoenix Released Parties forever releases and discharges the Owner Released Parties from all claims that the Phoenix Released Parties have or may have against the Owner Released Parties.

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10.	Upon and subject to the completion of the receipt by Owners of the full Settlement Amount, (i) the Phoenix Released Parties forever release and discharge the NANO Released Parties from all claims that the Phoenix Released Parties have or may have against the NANO Released Parties with respect to the Notes (not including the remaining amounts due under the Phoenix Notes), and (ii) Phoenix on behalf of itself and the Phoenix Released Parties forever releases and discharges the NANO Released Parties from all claims that the Phoenix Released Parties have or may have against the NANO Released Parties with respect to the amounts paid to the Owners by NANO pursuant to this Agreement.
11.	This Agreement and the provisions set forth herein shall remain strictly confidential by the parties and shall not be disclosed to any third parties, other than such parties accountants and attorneys who need to know such information and such disclosure as required by applicable law; provided that a party shall be responsible for the breach by their representatives of this provision.
12.	This Agreement and any claim or controversy thereunder shall be governed by the laws of the state of New Jersey. The undersigned agrees to submit to personal jurisdiction in the State of New Jersey in any action or proceeding arising out of this Agreement and, in furtherance of such agreement, the undersigned hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the undersigned in any such action or proceeding may be obtained within or without the jurisdiction of any court located in New Jersey and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the undersigned by registered mail to or by personal service at the last known address of the undersigned, whether such address be within or without the jurisdiction of any such court.
13.	This Agreement may not be amended without the consent of all parties and shall be binding on the parties and their successors and permitted assigns.
14.	This Agreement constitutes the entire agreement among the undersigned parties with respect to the matters addressed herein or therein and supersede all prior discussions, negotiations and agreements, oral and written, with respect thereto; provided, however, that except as expressly set forth herein, this Agreement shall not modify any other agreements between or among the Owners and Phoenix, or Phoenix’s subsidiaries, affiliates, principals or employees, which shall remain in full force and effect subject to their terms.
15.	This Agreement is effective on the date of signature of the last signature to this Agreement (“Effective Date of this Agreement”). Facsimile or scanned copies of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.
16.	All payments of the Settlement Amount hereunder shall be made directly to the Owners by NANO on behalf of Phoenix. If Phoenix makes any payments directly to the Owners prior to May 1, 2018, any such amounts shall be credited against the next payment due to be made by NANO to the Owners pursuant to Section 1 above. Additionally, all payments made to the Owners by NANO pursuant to the terms of this Agreement shall reduce the amounts due under the Notes on a dollar for dollar basis.
17.	Prior to each payment being made hereunder, Owners shall inform Phoenix of which Notes the payment will be credited towards and in what dollar amounts, solely for purposes of Phoenix maintaining its books and records. Said information will be delivered to the attention of Randi Bobchin, to the email address: Randib1215@aol.com, with a copy to NANO’s counsel, Jody R. Samuels, Esq. at Jsamuels@jrsconsultingco.com.

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If the foregoing correctly sets forth our agreement, please so indicate by signing in the space provided below.

ADAM 2, LLC

DATED: __________ __________________________________
Name:
Title:

NAVESINK RIVER CAPITAL, LLC

DATED: __________ __________________________________
Name:
Title:

NANO MOBILE HEALTHCARE, INC.

f/k/a NANO mHEALTHCARE INC.

DATED: __________ __________________________________
Name:
Title:

PHOENIX WORLDWIDE HOLDINGS INC.

DATED: __________ __________________________________
Name:
Title:

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